Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-182315) of Diageo PLC of our report dated June 25, 2024 relating to the financial statements and supplemental schedule of Diageo North America, Inc. Savings Plan, which appears in this Form 11-K.

Melville, NY

June 25, 2024